UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2009 (April 6, 2009)

Knight Energy Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-52470	87-0583192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 850, Irving, TX 75039

(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code (770) 777-6795

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03

BANKRUPTCY OR RECEIVERSHIP

On April 6, 2009 Knight Energy Corp. (“Knight”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court") (Case No. 09-32163-11).  Also on April 6, 2009, Charles Hill Drilling, Inc. (“CHD”), the wholly-owned subsidiary of Knight, filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the Court (Case No. 09-32165-11).  A United States Trustee has not yet been appointed in these cases by the Court.  Each of Knight and CHD intend to continue to operate their respective businesses and manage their respective properties as debtors-in-possession under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 8, 2009

Knight Energy Corp.

By:

/s/ William J. Bosso

Title:

Chief Executive Officer